                                                                  EXECUTION COPY

                             Dated 22 June, 2001

                         RANDGOLD RESOURCES LIMITED

                                     and

                        N M ROTHSCHILD & SONS LIMITED
                            as the Security Trustee

                      ____________________________________

                                DEED OF AMENDMENT
                      ____________________________________

                                      MAYER
                                      BROWN
                                     & PLATT

                               Bucklersbury House
                             3 Queen Victoria Street
                                London, EC4N 8EL
                            Telephone: 020 7246 6200
                               Fax: 020 7329 4465
                               Reference: 99514374

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                                TABLE OF CONTENTS

CLAUSE                                                                    PAGE
1.    INTERPRETATION.........................................................1
2.    AMENDMENT TO THE DEBENTURE.............................................1
3.    RATIFICATION...........................................................1
4.    COUNTERPARTS...........................................................1
5.    GOVERNING LAW..........................................................2

                                      -i-

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THIS DEED OF AMENDMENT is made on 22 June, 2001 between:

(1) RANDGOLD RESOURCES LIMITED, a company organised and existing under the laws of Jersey (the "COMPANY"); and

(2) N M ROTHSCHILD & SONS LIMITED, a company organised and existing under the laws of England whose registered office is New Court, St. Swithin's Lane, London EC4P 4DU in its capacity as the Agent and the Security Trustee for the Lender Parties (in such capacity, the "SECURITY TRUSTEE", which expression shall include any person for the time being appointed as trustee or as an additional trustee for the purpose of, and in accordance with, this Deed of Amendment).

WHEREAS:

The Company and the Security Trustee have entered into a Debenture, dated February 24, 2000 (the "DEBENTURE"), pursuant to which, subject to the terms and conditions set forth therein, the Company charged certain assets in favour of the Security Trustee as continuing security for the payment of the Liabilities (as defined in the Debenture) and the Company and the Security Trustee now wish to amend certain of the provisions of the Debenture.

NOW THIS DEED OF AMENDMENT WITNESSES as follows:

1.    INTERPRETATION

      Unless otherwise defined herein or the context otherwise requires, terms used in this Deed of Amendment, including its preamble and recitals, have the meanings provided in the Debenture.

2.    AMENDMENT TO THE DEBENTURE

      The Debenture is hereby amended by adding the words "or Morila Holdings" after the word "Company" in the first line of the definition of the term "Liabilities".

3.    RATIFICATION

      Except as specifically amended hereby, the Debenture shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects. All references to the Debenture in any document, instrument, agreement or writing shall hereafter be deemed to refer to the Debenture as amended hereby.

4.    COUNTERPARTS

      This Deed of Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

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5.    GOVERNING LAW

      This Deed of Amendment and all matters and disputes relating hereto shall be governed by and construed in accordance with English law.

IN WITNESS whereof this Deed of Amendment has been duly executed and delivered as a deed the day and year first before written.

THE COMPANY

EXECUTED and DELIVERED as a           )
deed by RANDGOLD RESOURCES            )
LIMITED                                                 /s/ Dennis Mark Bristow
                                                        _______________________
                                                        Signature

                                                        DENNIS MARK BRISTOW
                                                        _______________________
                                                        Name Printed

                                                        Director
                                                        _______________________

                                                        /s/ David Ashworth
                                                        _______________________
                                                        Signature

                                                        DAVID ASHWORTH
                                                        _______________________
                                                        Name Printed

                                                        Director
                                                        _______________________

THE SECURITY TRUSTEE

EXECUTED and DELIVERED as a           )
deed per pro N M ROTHSCHILD &         )
SONS LIMITED

                                                        /s/ Simon White
                                                        _______________________
                                                        Signature

                                                        _______________________
                                                        Name Printed Simon White

                                                        Director
                                                        _______________________

                                                        /s/ ALAN P. GRAHAM
                                                        _______________________
                                                        Signature

                                                        Alan P. Graham
                                                        _______________________
                                                        Name Printed
                                                           Company Secretary

                                                        Director
                                                        _______________________